Exhibit 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
(Thousands of Dollars)	2009	2008

ASSETS

Current Assets:
Cash and cash equivalents	$ 416,828	$ 89,816
Receivables, less provision for uncollectible
accounts of $51,054 in 2009 and $43,275 in 2008	695,599	698,755
Unbilled revenues	198,109	218,440
Fuel, materials and supplies	235,717	300,049
Marketable securities - current	76,789	78,452
Derivative assets - current	8,734	31,373
Prepayments and other	115,392	88,679
	1,747,168	1,505,564

Property, Plant and Equipment:
Electric utility	9,324,237	9,219,351
Gas utility	1,051,271	1,043,687
Other	294,296	290,156
	10,669,804	10,553,194
Less: Accumulated depreciation: $2,652,256 for electric
and gas utility and $158,977 for other in 2009;
$2,610,479 for electric and gas utility and
$159,639 for other in 2008	2,811,233	2,770,118
	7,858,571	7,783,076
Construction work in progress	454,965	424,800
	8,313,536	8,207,876

Deferred Debits and Other Assets:
Regulatory assets	3,437,996	3,502,606
Goodwill	287,591	287,591
Marketable securities - long-term	29,841	30,757
Derivative assets - long-term	229,265	241,814
Other	228,189	212,272
	4,212,882	4,275,040

Total Assets	$ 14,273,586	$ 13,988,480

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
(Thousands of Dollars)	2009	2008

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes payable to banks	$ 493,988	$ 618,897
Long-term debt - current portion	54,286	54,286
Accounts payable	466,286	678,614
Accrued taxes	51,405	12,527
Accrued interest	74,682	69,818
Derivative liabilities - current	107,147	100,919
Other	133,452	168,401
	1,381,246	1,703,462

Rate Reduction Bonds	624,060	686,511

Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	1,257,974	1,223,461
Accumulated deferred investment tax credits	24,658	25,371
Deferred contractual obligations	185,601	193,016
Regulatory liabilities	555,519	592,540
Derivative liabilities - long-term	897,939	912,426
Accrued pension	743,298	740,930
Accrued postretirement benefits	236,031	240,371
Other	441,808	430,718
	4,342,828	4,358,833

Capitalization:
Long-Term Debt	4,353,180	4,103,162

Noncontrolling interest in consolidated subsidiary -
Preferred stock - non-redeemable	116,200	116,200

Common Shareholders' Equity:
Common shares, $5 par value - authorized
225,000,000 shares; 195,344,140 shares issued
and 175,098,530 shares outstanding in 2009 and
176,212,275 shares issued and 155,834,361 shares
outstanding in 2008	976,721	881,061
Capital surplus, paid in	1,751,499	1,475,006
Deferred contribution plan - employee stock
ownership plan	(12,418)	(15,481)
Retained earnings	1,138,969	1,078,594
Accumulated other comprehensive loss	(37,096)	(37,265)
Treasury stock, 19,708,136 shares in 2009 and 2008	(361,603)	(361,603)
Common Shareholders' Equity	3,456,072	3,020,312
Total Capitalization	7,925,452	7,239,674

Total Liabilities and Capitalization	$ 14,273,586	$ 13,988,480

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended March 31,
(Thousands of Dollars, except share information)	2009	2008

Operating Revenues	$ 1,593,483	$ 1,519,967

Operating Expenses:
Operation -
Fuel, purchased and net interchange power	838,920	823,317
Other	247,445	285,881
Maintenance	48,836	56,709
Depreciation	76,983	67,754
Amortization of regulatory assets, net	21,691	28,855
Amortization of rate reduction bonds	55,897	53,350
Taxes other than income taxes	86,429	71,829
Total operating expenses	1,376,201	1,387,695
Operating Income	217,282	132,272

Interest Expense:
Interest on long-term debt	55,684	42,773
Interest on rate reduction bonds	10,625	13,716
Other interest	4,668	6,152
Interest expense, net	70,977	62,641
Other Income, Net	4,182	13,558
Income Before Income Tax Expense	150,487	83,189
Income Tax Expense	51,423	23,406
Net Income	99,064	59,783
Net Income Attributable to Noncontrolling Interests	1,390	1,390
Net Income Attributable to Controlling Interests	$ 97,674	$ 58,393

Basic and Fully Diluted Earnings Per Common Share	$ 0.60	$ 0.38

Basic Common Shares Outstanding (weighted average)	162,340,475	155,286,111

Fully Diluted Common Shares Outstanding (weighted average)	162,925,167	155,721,610

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
(Thousands of Dollars)	2009	2008

Operating Activities:
Net income	$ 99,064	$ 59,783
Adjustments to reconcile to net cash flows
provided by operating activities:
Bad debt expense	9,507	6,542
Depreciation	76,983	67,754
Deferred income taxes	17,178	29,009
Pension and PBOP expense/(income), net of capitalized
portion, and contributions	6,703	(2,401)
Other-than-temporary impairments of marketable securities	3,462	3,186
Regulatory refunds and underrecoveries	(29,939)	(84,348)
Amortization/(deferral) of recoverable energy costs	15,245	(2,772)
Amortization of regulatory assets, net	21,691	28,855
Amortization of rate reduction bonds	55,897	53,350
Deferred contractual obligations	(8,666)	(8,620)
Derivative assets and liabilities	(14,769)	(17,208)
Other	(6,912)	(5,948)
Changes in current assets and liabilities:
Receivables and unbilled revenues, net	10,483	(32,510)
Investments in securitizable assets	-	33,316
Fuel, materials and supplies	51,171	55,163
Other current assets	(1,541)	(4,646)
Accounts payable	(174,497)	(17,912)
Margin special deposits	(10,582)	7,157
Taxes receivable/accrued	43,270	(28,122)
Other current liabilities	(23,795)	(41,902)
Net cash flows provided by operating activities	139,953	97,726

Investing Activities:
Investments in property and plant	(208,896)	(288,135)
Proceeds from sales of marketable securities	52,933	67,509
Purchases of marketable securities	(54,557)	(68,564)
Rate reduction bond escrow and other deposits	(1,480)	9,394
Other investing activities	2,853	1,840
Net cash flows used in investing activities	(209,147)	(277,956)

Financing Activities:
Issuance of common shares	387,350	4,041
Cash dividends on common shares	(37,207)	(31,283)
Cash dividends on preferred stock of subsidiary	(1,390)	(1,390)
(Decrease)/increase in short-term debt	(124,909)	279,000
Issuance of long-term debt	250,000	-
Retirements of rate reduction bonds	(62,451)	(61,136)
Financing fees	(15,205)	-
Other financing activities	18	868
Net cash flows provided by financing activities	396,206	190,100
Net increase in cash and cash equivalents	327,012	9,870
Cash and cash equivalents - beginning of period	89,816	15,104
Cash and cash equivalents - end of period	$ 416,828	$ 24,974

The data contained in this report is preliminary and is unaudited. This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.